UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2004

ALTUS EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31444
(Commission File Number)

98-0361119
(IRS Employer Identification No.)

Suite 100 - 8900 Germantown Road, Olive Branch, Mississippi 38654
(Address of principal executive offices and Zip Code)

662.893.7376
(Registrant's telephone number, including area code)

1208 - 1030 West Georgia Street, Vancouver, British Columbia V6E 2Y3, Canada
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 21, 2004, Mr. Andrew Stewart resigned as our Secretary and as a director, while Mr. Michael Twyman resigned as a director. Consequently, our Board of Directors' appointed Mr. Steve Bajic as our Secretary.

Mr. Bajic is the president of LF Ventures Inc., a private company which offers financial and business services to public and private companies, since 1996.

Mr. Bajic obtained a Financial Management diploma majoring in Finance and Securities from the British Columbia Institute of Technology. After spending a year as an Investment Broker with Georgia Pacific Securities Corp., he took a position as Vice President of a marketing and investor relations firm, Corporation X Inc. While there, he worked with numerous public and private companies in the areas of corporate finance, strategic planning, and investor relations. From 1996 to 1998, he was Vice President of Corporate Communications of Getchell Resources Inc., a resource exploration company based in Kamloops, B.C. Mr. Bajic has been Vice President of Investor Relations for Cassidy Gold Corp., a resource exploration company listed on the TSX Venture Exchange since October 1999. Additionally since 1999, Mr. Bajic was President, Chief Executive Officer and director of four venture capital pool companies that completed qualifying transactions: 1) Duke Capital Corp. which acquired CCC Internet Solutions Inc. (in the process of changing its name to Armada Data Corp); 2) New Xavier Capital Corp. which acquired RET Internet Services Inc.; 3) Marquette Capital Corp. which acquired On-Track Learning Systems Ltd; and. 4) Tulane Capital Corp. which acquired Fibre-Crown Manufacturing Inc. He is currently still a director of Fibre-Crown.

Our Board of Directors now consists of Messrs. Milton Cox, Bassam Nastat and Don Sytsma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS EXPLORATIONS INC.

/s/ Milton Cox
Milton Cox, President and Director

Date: January 28, 2004